UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On May 17, 2023, the Board of Directors (the “Board”) of SunPower Corporation, a Delaware corporation (the “Company”), appointed Audrey Zibelman as an independent member of the Board. Ms. Zibelman fills the vacancy on the Board due to the previously disclosed retirement of Thomas McDaniel, which became effective May 17, 2023. Ms. Zibelman serves as a Class III director, with a term expiring at the Company’s annual meeting of stockholders to be held in 2026. Ms. Zibelman has been appointed as chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee of the Board, effective immediately.

Ms. Zibelman currently serves as an advisor and non-executive director to multiple companies and organizations leading on climate change, including RMI, Span IO, and Squadron Energy, and is also a member of President Biden’s National Infrastructure Advisory Council. Ms. Zibelman served as Vice President of X, Alphabet’s moonshot factory, from 2021 to 2022, where she led a team focused on building accurate digital tools necessary for a decarbonized power system, and continues to serve as an advisor to X on climate technology. From 2017 to 2021, Ms. Zibelman served as Managing Director and CEO of the Australian Energy Market Operator, Australia’s national electricity and gas system planner and operator. From 2013 to 2017, Ms. Zibelman chaired the New York Public Service Commission, where she was a member of the Governor’s cabinet. She has also previously served as Chief Operating Officer of PJM, the world’s largest wholesale energy market, and Xcel Energy, a multi-state integrated gas and electric utility. Ms. Zibelman has a Bachelor of Arts from Penn State University and a Juris Doctor from Mitchell Hamline School of Law.

There are no arrangements or understandings between Ms. Zibelman and any other persons pursuant to which Ms. Zibelman was appointed a director of the Company. Ms. Zibelman has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Ms. Zibelman will receive compensation for her service as a director consistent with the Company’s current policies for compensation of non-employee directors. A description of the compensatory program for non-employee directors is described in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 31, 2023.

Officer Departure

On May 16, 2023, June Sauvaget informed the Company that she was voluntarily resigning from her position as the Executive Vice President and Chief Marketing Officer of the Company. Ms. Sauvaget’s last day with the Company is expected to be June 2, 2023.

In connection with her resignation and subject to the execution of a release of claims in favor of the Company, the Company will forgive Ms. Sauvaget’s obligation to repay the unvested portion of her hiring bonus in the amount of approximately $29,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 18, 2023	By:	/S/ EILEEN EVANS
	Name:	Eileen Evans
	Title:	Executive Vice President and Chief Legal Officer